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                        [KIRKLAND & ELLIS LETTERHEAD]

                                                                     Exhibit 5.1
                                                                     -----------
                               November 10, 1997


Wesley Jessen VisionCare, Inc.
333 East Howard Avenue
Des Plaines, Illinois  60018-5903


     Re:  Wesley Jessen VisionCare, Inc.
          Registration Statement on Form S-1
          ----------------------------------

Ladies and Gentlemen:

          We are acting as special counsel to Wesley Jessen VisionCare, Inc., a Delaware corporation (the "Company"), in connection with its registration statement on Form S-1 (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission"), relating to the offering and sale by certain stockholders of the Company (the "Selling Stockholders") of up to 1,375,000 shares (the "Shares") of the Company's common stock, par value $0.01 per share. This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K in connection with the Registration Statement.

          For purposes of this opinion letter, we have examined copies of the following documents:

          1. An executed copy of the Registration Statement.

          2. The Amended and Restated Certificate of Incorporation of the
             Company.

          3. The Amended and Restated Bylaws of the Company.

          4. Resolutions of the Board of Directors of the Company adopted on November 10, 1997 by unanimous written consent in lieu of a meeting, relating to the offering of the Shares.


London                 Los Angeles              New York         Washington D.C.
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                               KIRKLAND & ELLIS


Wesley Jessen VisionCare, Inc.
November 10, 1997
Page 2


          5. Copies of all certificates, resolutions and other documents delivered at the closing of the sale of the Shares from the Company to the Selling Stockholders.

          For purposes of this opinion letter, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. As to any facts material to the opinions expressed herein, we have relied upon the statements and representations of officers and other representations of the Company and others.

          Our advice on every legal issue addressed in this letter is based exclusively on the General Corporation Law of the State of Delaware and the federal law of the United States of America, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this opinion letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

          Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we hereby advise you that in our opinion, the Shares to be offered and sold by the Selling Stockholders are validly issued, fully paid and non-assessable.

          We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the Shares.

          This opinion letter is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the present laws of the General Corporation Law of the State of Delaware or the federal law of the United States be changed by legislative action, judicial decision or otherwise.


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                               KIRKLAND & ELLIS

Wesley Jessen VisionCare, Inc.
November 10, 1997
Page 3


          We hereby consent to the filing of this opinion letter with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations of the Commission.

                                    Very truly yours,

                                    /s/ Kirkland & Ellis

                                    KIRKLAND & ELLIS